UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------


                                    FORM 8-K





                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

  Date of Report: May 12, 2004 (Date of earliest event reported: May 12, 2004)




                               MUZAK HOLDINGS LLC
            (Exact Name of Registrant as Specified in their charter)


            DELAWARE                     333-78573               04-3433730
  (State or Other Jurisdiction     (Commission File Number)   (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)


                               3318 LAKEMONT BLVD.
                               FORT MILL, SC 29708

                    (Address of Principal Executive Offices)



                                 (803) 396-3000

              (Registrant's telephone number, including area code)

                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)








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Item 5.  Other Events

Muzak announced today that it has amended its existing Senior Credit
Facility to include a $35.0 million term loan facility. The proceeds of the term loan were used to repurchase $32.5 million in aggregate outstanding principal amount of the Company's 13% Senior Discount Notes due 2010 and to pay associated expenses. This transaction will reduce the Company's overall interest costs by approximately $2.0 million per annum. The Term loan facility will rank pari passu with the Company's existing revolving loan and will mature on November 20, 2008.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:   May 12, 2004

                                                Muzak Holdings LLC

                                                By: /s/ Stephen Villa
                                                    ------------------------
                                                Name:    Stephen Villa
                                                Title:   Chief Financial Officer